UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-34434	No. 27-0624498
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

N/A

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 9, 2014, The Madison Square Garden Company (the “Company”) announced that Richard D. Parsons resigned as a member of the Board of Directors of the Company in connection with his decision to serve as the interim Chief Executive Officer of the Los Angeles Clippers. As a result of his resignation, the Audit Committee of the Board of Directors of the Company was reduced to two independent directors. NASDAQ Listing Rule 5605 requires three independent directors on the Audit Committee. Accordingly, the Board of Directors of the Company intends to add one or more independent directors to the Board and the Audit Committee in the near term. In the interim, the Company will rely on the grace period provided by NASDAQ Listing Rule 5605(c)(4). By letter dated May 14, 2014, NASDAQ confirmed to the Company that, in accordance with the grace period, the Company will have until November 5, 2014 to bring itself back into compliance with Rule 5605.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY
(Registrant)

By:	/s/ Lawrence J. Burian
Name:	Lawrence J. Burian
Title:	Executive Vice President, General Counsel and Secretary

Dated: May 15, 2014

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